EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Xethanol Corporation

We consent to the use in this Amendment No. 2 to Registration Statement on Form SB-2 of our report dated March 24, 2006, relating to the consolidated financial statements of Xethanol Corporation appearing in this Registration Statement, and to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Imowitz Koenig & Co., LLP

New York, New York
November 28, 2006